EXHIBIT 99.1


                                  NEWS RELEASE

                     Investor Relations Contact: Susan Spratlen   (972) 444-9001

                   Pioneer Reports Fourth Quarter 2002 Results

Dallas, Texas, January 30, 2003 -- Pioneer Natural Resources Company ("Pioneer") (NYSE:PXD) today announced financial and operating results for the quarter and year ended December 31, 2002.

Fourth Quarter Results

Pioneer reported net income of $18.4 million, or $0.16 per diluted share, for the fourth quarter of 2002. For the same period last year, Pioneer reported a net loss of $20.9 million, or $0.21 per diluted share. Cash flow from operations for the 2002 fourth quarter was $104.0 million compared to $85.6 million for the same period of 2001.

Fourth quarter 2002 oil sales averaged 31,248 barrels per day (BPD) and natural gas liquids sales averaged 22,591 BPD. Gas sales in the fourth quarter averaged 380 million cubic feet per day (MMcfpd). On a barrel oil equivalent (BOE) basis, total sales averaged 117,153 BPD. Realized prices for oil and natural gas liquids for the fourth quarter were $22.96 and $16.08 per barrel, respectively. The realized price for gas was $2.75 per thousand cubic feet (Mcf), with North American gas prices averaging $3.20 per Mcf.

For the same quarter last year, Pioneer reported oil sales of 34,446 BPD, natural gas liquids sales of 21,333 BPD and gas sales of 328 MMcfpd. Realized prices for the 2001 fourth quarter were $21.69 per barrel for oil, $11.99 per barrel for natural gas liquids and $2.66 per Mcf for gas.

2002 Annual Results

For the twelve months ended December 31, 2002, Pioneer reported net income of $26.7 million, or $0.23 per diluted share. Results for 2002 include extraordinary charges of $15.6 million related to the repayment of a capital obligation associated with the West Panhandle acquisition and $6.7 million associated with bond repurchases, a $6.9 million noncash charge for the remeasurement of the Argentine peso-denominated net monetary assets and a gain of $4.4 million on the disposition of assets. For 2001, Pioneer reported net income of $100.0 million, or $1.00 per diluted share. Results for 2001 included a gain of $7.7 million on the disposition of assets, a $7.7 million noncash charge on the remeasurement of the Company's Argentine peso-denominated net monetary assets, a $6.0 million bad debt charge related to derivative contracts with Enron North America Corp. and a $3.8 million extraordinary loss associated with bond repurchases. Cash flow from operations for 2002 was $332.2 million compared to $475.6 million in 2001.

During 2002, oil sales averaged 31,545 BPD and natural gas liquids sales were 22,154 BPD. Gas sales were 359 MMcfpd. On a BOE basis, total sales averaged 113,524 BPD. Realized liquids prices for 2002 were $22.89 per barrel for oil and $13.92 per barrel for natural gas liquids. The realized price for gas was $2.49 per Mcf, with North American gas prices averaging $3.04 per Mcf. In 2001, Pioneer reported oil sales of 34,241 BPD, natural gas liquids sales of 21,370 BPD and gas sales of 350 MMcfpd. Realized prices for 2001 were $24.12 per barrel for oil, $17.14 per barrel for natural gas liquids and $3.23 per Mcf for gas.

Operational Update

With most of the capital spending on large project facilities having been fulfilled during 2002, a higher percentage of the 2003 capital budget will be directed toward drilling activities. The Company plans to drill approximately 450 wells during 2003, up from 229 in 2002, and plans to resume an aggressive development drilling program in its core areas. Pioneer plans to double its development activity, drilling approximately 150 wells in the Spraberry field, 130 wells in the West Panhandle and Hugoton fields, ten wells in the Gulf Coast area, 60 wells in Argentina and 40 wells in Canada.

The Company has an active exploration program planned for the first quarter including continued drilling in the deepwater Gulf of Mexico near its Falcon field, a deep gas test on the Gulf of Mexico shelf, two to three wells in Alaska, two to three wells in Tunisia, a well in South Africa, and up to 20 wells in Canada.


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The Company is currently  running seven rigs in the Permian area,  three rigs in the Gulf Coast area, five rigs in the West Panhandle and Hugoton fields and one rig in the Gulf of Mexico. Three rigs are running in Argentina, and Canada has six rigs active in its winter-access development drilling program.

Scott D. Sheffield, Chairman and CEO stated, "We're just starting to see the returns from our significant past investments and the positive impact they will have on Pioneer, especially in today's strong commodity price environment. We are looking forward to significant production growth this year and we have visible growth from existing projects of 10 to 15% through 2004. With the big project investments essentially behind us, we plan to ramp up our core-area development drilling activity, continue to appraise existing discoveries to bring these projects on line, and expand our exploration program in 2003. Our focus is on extending this strong pace of production growth into the middle part of the decade."

Financial Outlook

The following statements are estimates based on current expectations. These forward-looking statements are subject to a number of risks and uncertainties which may cause the Company's actual results to differ materially from the following statements. The last paragraph of this release addresses certain of the risks and uncertainties to which the Company is subject.

First quarter 2003 production is expected to average 120,000 to 128,000 BOEs per day. Included in the mid-point of the estimate is 95 Mmcfpd net to Pioneer from Canyon Express, while current net production from the project is approximately 109 Mmcfpd. First quarter lease operating expenses (including production and ad valorem taxes) are expected to average $5.10 to $5.40 per BOE based on today's higher NYMEX strip prices for oil and gas. Depreciation, depletion and amortization is expected to average $5.75 to $6.00 per BOE. Total exploration and abandonment expense is expected to be $20 million to $50 million, as the Company has several exploration wells planned for the quarter. General and administrative expense is expected to be approximately $16 million to $17 million, $2 to $3 million of which relates to estimated additional performance-based compensation costs. Interest expense is expected to be $24 million to $26 million and income taxes, principally in Argentina, are expected to be approximately $2 million as the Company benefits from the carryforward of net operating losses in the U.S. and Canada.

The Company's oil and gas hedges are outlined on the attached schedule.

Earnings Conference Call

This morning at 10:00 a.m. Eastern, investors will have the opportunity to listen to the fourth quarter earnings call and view a presentation over the Internet via Pioneer's website located at http://www.pioneernrc.com. At the website, select 'INVESTOR' at the top of the page and then choose 'Webcasts/Earnings Calls'. To listen to the live call, please go to the website early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on the website shortly after the call. Alternately, you may dial (800) 967-7134 (confirmation code: 715312) to listen to the conference call and view the accompanying visual presentation at the Internet address above. A telephone replay will be available by dialing (888) 203-1112: confirmation code: 715312.

Pioneer is a large independent oil and gas exploration and production company with operations in the United States, Canada, Argentina, South Africa, Gabon and Tunisia. Pioneer's headquarters are in Dallas. For more information, visit Pioneer's website at www.pioneernrc.com.

Financial statements and schedules attached.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Natural Resources Company are subject to a number of risks and uncertainties that may cause Pioneer's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, government regulation or action, foreign currency valuation changes, foreign government tax and regulation changes, litigation, the costs and results of drilling and operations, Pioneer's ability to replace reserves, implement its business plans, or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data, environmental and weather risks. These and other risks are described in Pioneer's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission.



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